Exhibit 10.1

EXECUTION VERSION

SUBORDINATED PROMISSORY NOTE

$50,000,000	July 16, 2004

FOR VALUE RECEIVED, the undersigned, NEWPORT CORPORATION (“Maker”), promises to pay to the order of THERMO ELECTRON CORPORATION (“Holder”) at the offices of the Holder located at 81 Wyman Street, Waltham, Massachusetts 02451, or at such other place as the Holder may designate in writing to the Maker, in lawful money of the United States of America, and in immediately available funds, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) together with interest, compounded quarterly, on the principal balance from time to time outstanding hereunder from the date hereof until paid in full at a per annum rate equal to five percent (5.00%), accrued on an actual days elapsed/360 day basis.

This Subordinated Promissory Note is issued by the Maker pursuant to Section 2.1 of that certain Stock Purchase Agreement dated May 28, 2004 by and among Maker, Birch Nantucket Holding Company, LLC, a Delaware limited liability company, Holder, Spectra-Physics, Inc., a Delaware corporation, Life Sciences International Inc., a Pennsylvania corporation, and Life Sciences International Limited, a company organized under the laws of England and Wales (the “Stock Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

The principal balance and all accrued and unpaid interest shall be payable in full on July 15, 2009. Accrued interest shall be due and payable in quarterly payments commencing on October 15, 2004 with the last interest payment being due and payable on July 15, 2009. Unless prohibited by the subordination provisions hereof, Maker may at its option, prepay all or part of this Note without penalty.

In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder in writing that the Maker elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

Each of the following events shall constitute an “Event of Default” under this Note: (i) failure of the Maker to pay any principal, interest or other amount due hereunder when due, which failure is not cured within 10 days of written notice, (ii) failure of the Maker to comply with the other terms, covenants or conditions contained in this Note, which failure is not cured within 20 days of written notice; (iii) the Maker shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (e) admit in writing its inability to pay its debts generally as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance of a significant amount of assets which is fraudulent as to creditors under any state or federal law; (iv) a case or other proceeding shall be commenced against the Maker in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for the Maker or all or any substantial part of the assets, domestic or foreign, of the Maker and such case or other proceeding continues for 60 days without being dismissed, bonded, stayed or discharged; or (v) the Maker shall experience a “Change of Control” as that term is defined below.

Upon the occurrence of an Event of Default described in clause (i), (ii) or (v) of the definition thereof, all unpaid principal and accrued interest under this Note, at the option of the Holder, and upon demand and written notice, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of an Event of Default described in clauses (iii) or (iv) of the definition thereof, all unpaid principal and accrued interest under this Note, without demand or notice of any kind, shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two and one half (2 1/2) percentage points above the rate per year specified in the first paragraph of this Note (the “Default Rate”). Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

All payments by the Maker under this Note shall be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

The payment of the principal amount of this Note, shall be and, accordingly, such payment is subject to set-off and reduction in the manner and to the extent provided in Section 12.7 of the Stock Purchase Agreement (the “Set-Off Rights”). The exercise by Maker of the Set-Off Rights shall not constitute a failure to pay the principal of this Note nor shall it constitute an Event of Default as defined in this Note. Additionally, in the event that Holder disputes any exercise by Maker of such Set-Off Rights and it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that Maker was not entitled in any such instance to exercise those Set-Off Rights or the amount set off pursuant thereto was excessive (any such amounts hereinafter being referred to as the “Improper Set-Off Amount’), then such exercise of such Set-Off Rights shall not constitute an Event of Default hereunder or trigger the Default Rate; provided, however, that in any such event Maker shall, (i) immediately reinstate the Improper Set-Off Amount as principal outstanding under the Note, and (ii) within ten (10) days of the date Maker is notified, in writing, of such determination, pay to Holder (a) interest on the Improper Set-Off Amount, at the rate specified in the first paragraph of this Note, from the date such payment of principal was set off, compounded quarterly, and (b) reimburse Holder for the reasonable attorneys fees incurred by Holder in establishing that Maker was not so entitled. On the other hand, if Holder disputes any exercise by Maker of such Set-Off Rights and it is determined by a final non-appealable judgment of a court of competent jurisdiction that the Maker had been entitled to exercise such Set-Off Rights, then, within ten (10) days of the date Holder is notified, in writing, of such determination, Holder shall reimburse Maker for its reasonable attorneys fees incurred by it in establishing that it was entitled to exercise such Set-Off Rights. Pursuant to Section 12.7 of the Stock Purchase Agreement, the Set-Off Rights shall expire on the later of (i) the second (2nd) anniversary of the date of this Note (the “Second Anniversary Date”) or (ii) to the extent that prior to the Second Anniversary Date Maker shall have made claims for indemnification under the Stock Purchase Agreement which claims shall remain unresolved on such Second Anniversary Date, the day following the date on which all such indemnification claims shall have been resolved.

Subject to the immediately preceding paragraph, the Maker agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other party or person primarily or secondarily liable.

All references in this Note to the “subordination provisions of this Note” shall mean each and every provision set forth below.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of any and all Senior Debt (as herein defined) now existing or hereafter arising. As used in this Note:

“Change of Control” shall mean the occurrence of any of the following events: (i) the approval by shareholders of the Maker of a merger or consolidation of the Maker with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Maker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Maker or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by the shareholders of the Maker of a plan of complete liquidation of the Maker or an agreement for the sale or disposition by the Maker of all or substantially all of the Maker’s assets; or (iii) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of securities of the Maker representing more than 50% of the total voting power represented by the Maker’s then outstanding voting securities.

“Indebtedness” means any and all liabilities or obligations of Maker or for which Maker is or may become, directly or indirectly, liable (i) for or in respect of money borrowed by Maker from any person, whether or not engaged in the business of lending money, and however the same may be evidenced, whether by bonds, debentures, notes or other similar instruments or agreements, (ii) arising under or in connection with bankers’ acceptances, letters of credit or similar obligations, however evidenced, and (iii) guarantees by Maker of any of the types of liabilities or obligations described in clauses (i) and (ii) of this paragraph, of or incurred by any wholly or majority-owned subsidiary of Maker.

“Permitted Junior Securities” means shares of Maker’s capital stock or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, this Note is subordinated to the Senior Debt hereunder.

“Senior Debt” means the principal amount of, premium, if any, and interest and any other charges for the use of or for the time value of money, and all fees, costs, expenses and other amounts or charges that are or become accrued or due or payable, on or in connection with any Indebtedness (as hereinafter defined) of Maker that is expressly designated by the Maker as senior to this Note, and, (i) for items of Indebtedness within the meaning of clauses (i) and (ii) of the definition of Indebtedness which is at least $5,000,000 in principal amount payable to any one lender or syndicated group of lenders or (ii) for items of Indebtedness within the meaning of clause (iii) of the definition of Indebtedness involving in excess of $2,500,000 of liabilities, whether outstanding on the date of this Note or hereafter created, incurred or assumed, whether secured or unsecured, and however the same may be evidenced (including any and all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing); provided, however, that the amount of principal of Senior Debt shall not exceed fifty million dollars ($50,000,000) (the “Senior Debt Cap”).

“Senior Lenders” means, individually and collectively, any holder or holders from time to time of any Senior Debt.

For so long as any Senior Debt is outstanding or any commitment is in existence to advance or create Senior Debt, no payment shall be made by Maker, directly or indirectly, in respect of the principal of, or interest or premium on, or otherwise owing in respect of this Note, other than (i) payments of interest and principal in accordance with the terms herein, and (ii) prepayments of principal and interest provided that (A) any such prepayment does not result in an event of default under any Senior Debt and (B) the terms of any Senior Debt do not otherwise prohibit any such prepayment. In the event that, notwithstanding the provisions of this paragraph, Maker shall make any payment on account of the principal of or interest on, or amounts otherwise owing in respect of, this Note (other than payments of interest and principal in accordance with the terms of this paragraph) while any Senior Debt has not been paid in full or while a commitment is in existence to advance or create any Senior Debt, such payment shall be segregated from other funds and property of Holder and held by Holder, in trust for the benefit of, and shall be immediately paid over and delivered to, the Senior Lenders (with any necessary endorsement) for application pro rata to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt or held as collateral in the case of non-cash property for the payment of the Senior Debt and Holder acknowledges that Holder holds such funds and property for the benefit of the Senior Lenders.

Notwithstanding anything to the contrary contained in this Note, Maker may and will make, and Holder may and will receive and retain for its own account, regularly scheduled payments of principal and accrued interest as and when such payments of principal and interest are due on this Note, unless, at least five (5) business days prior to the date upon which any such payment would otherwise become due, the Holder shall have received written notice as provided for below. Each of

Maker and Holder shall maintain records with respect to any payments of principal and interest. Maker shall have no right to make, and Holder shall cease to have the right to receive and retain, any payments of principal and interest and any such payments received by Holder shall be held in trust and paid over and delivered to the Senior Lenders in accordance with the provisions hereinabove, if (i) immediately prior to Holder’s receipt of such payment, any default in the payment of any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, has occurred and is continuing and Holder has received, at least five (5) business days prior thereto, written notice of such default from a Senior Lender (a “Payment Default”), unless and until such Payment Default has been cured or waived or has ceased to exist, or (ii) immediately prior to Holder’s receipt of such payment, a default under the Senior Debt other than a Payment Default (a “Non-Payment Default”) has occurred or will occur as a result of making such payment, and Holder receives written notice, at least five (5) business days prior thereto, of such default from a Senior Lender (a “Payment Blockage Notice”), unless and until such Non-Payment Default has been cured or waived or has ceased to exist, or 90 days after the date of receipt of such Payment Blockage Notice (or such earlier date as agreed upon by a Senior Lender), whichever occurs first (the “Payment Blockage Period”). In no event will a Payment Blockage Period extend more than 90 days from the date of the Payment Blockage Notice, and no more than two Payment Blockage Periods may be commenced for any reason during any period of 360 consecutive days. For all purposes of this Note, no Non-Payment Default which existed on the date of commencement of any Payment Blockage Period (whether or not such Non-Payment Default is specified in the Payment Blockage Notice) shall be, or shall be made, the basis for commencement of any subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days. Maker may and shall resume regularly scheduled payments of principal and accrued interest on this Note and shall immediately pay to Holder any amounts due hereunder that were previously suspended or blocked pursuant to this paragraph, (i) in the case of a Payment Default, upon the date upon which the Payment Default has been cured or waived or has ceased to exist, and (ii) in the case of a Non-Payment Default, upon the end date of the Payment Blockage Period as set forth hereinabove.

If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Maker (any of the foregoing, a “Liquidation Event”), (i) the Senior Lenders shall be entitled to receive payment in full in cash of all Senior Debt before the Holder shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of the principal of, interest on or other amounts due with respect to this Note (except that Holder may, at its option, receive Permitted Junior Securities), (ii) any payment or distribution, whether in cash, securities or other property, which would otherwise (but for this paragraph) be payable or deliverable in respect of the amounts due under this Note shall be paid or delivered directly to the Senior Lenders (ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held by each such Senior Lenders) or to a trustee or other representative for the Senior Lenders, (iii) the Holder agrees to hold for the account of the Senior Lenders any and all payments and distributions received by the Holder which may be payable or deliverable upon or with respect to this Note and to file appropriate claims or proofs of claim in respect of this Note and (iv) the Senior Lenders are hereby irrevocably authorized and empowered (in their name or in the name of the Holder or otherwise) to take any of the actions described in clause (iii) above upon the failure of the Holder to take any such actions within fifteen days prior to the required date to take such actions.

Any payment or distribution, whether in cash, securities or other property, received by the Holder in contravention of any of the subordination provisions of this Note shall be received and held by the Holder in trust as trustee for the benefit of the Senior Lenders and shall be promptly turned over the Senior Lenders (pro rata in accordance with the Senior Debt held by them or as they may otherwise direct if there is more than one Senior Lenders) for application to the payment of Senior Debt.

Holder agrees that, so long as any of the Senior Debt is outstanding or any commitment to advance or create Senior Debt exists, it shall give the Senior Lenders ten (10) days prior written notice of the exercise of any rights or remedies in respect of this Note (other than in the case of an automatic acceleration of the maturity of this Note resulting from an “Event of Default” as described in clauses (iii) and (iv) of the definition thereof) including without limitation any action to enforce, take or receive, or setoff any amounts owing in respect of this Note, including the acceleration of the maturity of this Note resulting from an “Event of Default” (as described in clauses (i), (ii) or (v) of the definition thereof in this Note) and the commencement or joining with any creditor other than the Senior Lenders in the commencement of any proceeding.

Maker shall provide Holder with copies of all agreements defining the rights of each Senior Lender under any Senior Debt within ten (10) days of executing such documents.

Maker shall, promptly after the issuance thereof, deliver to Holder copies of all reports, notices or statements required to be sent by Maker and/or its subsidiaries to the holders of Senior Debt, and such other information regarding Maker’s business, operations and financial condition as Holder may from time to time reasonably request, subject to Holder’s execution of a confidentiality agreement reasonably acceptable to Maker.

Maker shall notify Holder in writing promptly upon Maker becoming aware of any default or event, condition or occurrence which with notice or lapse of time, or both, would constitute an Event of Default under this Note or an event of default under any Senior Debt.

The subordination rights of the Senior Lenders, and the obligations of the Holder under this Note, shall be effective and binding upon any modification, extension, or replacement of or for this Note. The subordination terms and provisions of this Note may not be amended or modified without the written consent of any Senior Lender that is adversely affected by such amendment or modification.

Upon the indefeasible payment in full in cash of all Senior Debt, the Holder shall be subrogated to the rights of the Senior Lenders (to the extent of payments or distributions previously made by the Holder to the Senior Lenders pursuant to the subordination provisions of this Note) to receive payments or distributions of assets of the Maker applicable to the Senior Debt until this Note shall be repaid in full in cash. No payments or distributions by the Holder to the Senior Lenders of any cash, property or securities, and no payments or distributions of any cash, property or securities to which the Holder would be entitled, but for the subordination provisions of this Note, shall, as between the Maker, its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to or for the account of the Senior Lenders, and no payments or distributions applicable to Senior Debt which the Holder receives by reason of its being subrogated to the rights of the Senior Lenders pursuant to the provisions of this paragraph shall, as between the Maker, its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to or for the account of the Holder; it being understood that the provisions of this Note relating to subordination are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Lenders, on the other hand. In each case subject to the rights of the Senior Lenders under this Note, nothing contained in this Note is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the Senior Lenders.

The Holder, by its acceptance of this Note, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Lender, whether the Senior Debt held by such Senior Lender was created or acquired before or after the creation of the indebtedness evidenced by this Note and whether such Senior Lender is now known or hereafter becomes known, and each Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of this Note directly as if it were a party to this Note.

The provisions of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of a Liquidation Event, all as though such payment has not been made. Without limitation to the foregoing, in the event that any Senior Debt is avoided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code, the indebtedness evidenced by this Note shall, notwithstanding such avoidance, disallowance or subordination, be subordinate to Senior Debt to the extent and in the manner herein.

The subordination effected by the subordination provisions of this Note is a continuing subordination, and the Holder hereby agrees that at any time and from time to time, without notice to it: (a) the time, manner or place of payment or performance of or compliance with any of the Maker’s agreements contained in any agreement governing or evidencing Senior Debt (or any guarantor of the Maker’s obligations agreements in respect thereof) may be extended or such payment, performance or compliance may be waived by the applicable Senior Lenders or such Senior Lender may consent to departure from any of the terms thereof; (b) any agreement governing or evidencing Senior Debt may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Debt or changing in any manner the rights of any Senior Lender, the Maker or any guarantor of the Maker’s obligations thereunder; provided, however, that the amount of Senior Debt shall not exceed the Senior Debt Cap; (c) payment of any Senior Debt or any portion thereof may be extended; (d) the maturity of the Senior Debt may be accelerated; and (e) any collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with by the Senior Lenders and any Senior Lender may elect or fail to perfect any lien or security interest securing Senior Debt; all without impairing or affecting the subordination provisions of this Note or the obligations of the Holder in respect thereof. The Holder hereby unconditionally waives notice of the incurring of Senior Debt or any part thereof and reliance by any Senior Lender upon the subordination of this Note to Senior Debt.

Time is of the essence of this Note.

This Note may not be assigned by the Maker without the prior written consent of the Holder or by the Holder in amounts of less than $5,000,000 without the express written consent of the Maker,

THE MAKER, AND THE HOLDER BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK, ANY STATE COURT LOCATED IN MANHATTAN COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE MAKER AND THE HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE. THE HOLDER AND THE MAKER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. IF THE MAKER FAILS WITHIN THIRTY DAYS TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS PROPERLY SERVED UPON THE MAKER, THE MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE CHOICE OF FORUM SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE HOLDER OR THE ENFORCEMENT BY THE HOLDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE MAKER AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL WITHOUT RIGHT OF OFFSET OF ANY KIND, EXCEPT AS EXPRESSLY PERMITTED HEREUNDER.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Maker.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

This Note shall be binding upon any permitted successors and permitted assigns of the Maker and Holder.

Any notice to be given hereunder shall be in writing, shall be sent to the Holder’s address as specified in the first paragraph hereof or the Maker’s addresses set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if delivered by hand, overnight courier service, or if sent by facsimile, graphic scanning or other telegraphic communications equipment.

The terms and conditions set forth herein shall inure to the benefit of any holder of Senior Debt.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the date and year first written above.

NEWPORT CORPORATION

By:	/s/ Robert G. Deuster
Name: Robert G. Deuster
Title: Chief Executive Officer

Address for Notices:

Newport Corporation
1791 Deere Avenue
Irvine, CA 92606

Holder joins in the execution of this Note for the sole purpose of confirming its agreement to be bound by the covenants and agreements on its part to be performed under this Note and for no other purpose and in no other capacity whatsoever. Without limiting the generality of the foregoing, Maker and any other party ever liable on, and each subsequent owner and holder of, this Note acknowledges and agrees that under no circumstances and in no instance shall Holder’s joinder herein be deemed or construed to constitute Holder to be a co-maker, endorser or surety of, or otherwise liable for payment of all or any part of the indebtedness evidenced by, or otherwise payable by Maker under, this Note.

THERMO ELECTRON CORPORATION

By:	/s/ Kenneth J. Apicerno
Name: Kenneth J. Apicerno
Title: Treasurer